(English Translation)

Exhibit 10.9

ESRI China (Beijing) Limited

Number of Customer:
Purchasing Contract Number:

Purchasing Contract

Serial No. of the Contract:
Place of Sign:
Date of Sign: 2006.12.12

Buyer: Beijing PKU Chinafront Technology Co., Ltd
Address: Room 717, B Building, Yinwang Center, No. 113, Zhichun Road, Haidian District, Beijing
TEL: 010-82671299
Fax: 010-62637657
Zip Code: 100086
Contact: Xia Shufeng
E-mail: xsf@techfront.com.cn

Seller: ESRI China (Beijing) Limited
Address: C, 5 Building, Beihai Center, No. 338, Hennessy Road Wan Chai, Hongkong
TEL: 852-28380989
Fax: 852-28330198
Beijing Working Office
Address: Room D, 12F, A Building, Fuhua Mansion, No. 8, North Street, Chaoyang Gate, Dongcheng District, Beijing
TEL: 86-10-65541618
Fax: 86-10-65544600
www.esrichina-bi.cn

Final customer: Planning & Research Institute
Address: Tonglian Mansion, No. 240, Huixin Lijia, Chaoyang District, Beijing
TEL: 010-64912277-3501
Fax: 010-64951872
Zip Code: 100029
Contact: Yang Jianguo
E-mail: yangjg@tpri.gov.cn

Both parties, according to Contract Law of the People’s Republic of China and related regulations and rules, following the principle of mutual benefits, and through sign of officially authorized representatives, sign the following clauses for joint obedience.

I Product title (Annex: Purchasing List);

1.	Upgrade of GIS platform software

2.	Additional purchasing of ARCGIS software products

II Manufacturer and Origin
Environmental Systems Research Institute Inc. USA
(hereinafter ESRI Company, USA)

III. General contract sum:
Renminbi (in small) 1,000,000.00
Renminbi (in capital) one million yuan only

IV Term of Payment

Telegraph or check:

When the seller delivers the official media of all products under the contract to the buyer, the buyer shall pay 60% of general contract sum to the seller, i.e. six hundred thousand yuan only (600,000.00). When the seller delivers all products (including all permanent License, etc) under the contract to the buyer, the buyer shall pay 40% of general contract sum to the seller, i.e. four hundred thousand yuan only (400,000.00). The seller shall provide special value-added tax invoice with the equivalent sum to the buyer on that day. All sums of the contract shall be paid to the seller before 2007.12.31.

Both parties agree to consign Beijing Zhongyuan Heju Trade Co., Ltd to assume the import agent of the goods under the contract, and to take charge of foreign remittance and domestic settlement procedures of the above freight sums. The information of the bank is as follows:

Bank: Construction Bank, Beijing Branch, Park Road Office
Account Number: 651000-506273-0034676
Company Title: Beijing Zhongyuan Heju Trade Co., Ltd
Inward Place: Beijing

V. Delivery Place, Term and Method

1.	Delivery place: address of final customer (subject to the address designated by Party A)

2.	Term: within 35 days by the buyer to the seller in writing form

3.	Method: supply by the seller

VI. Packing Method

The packing standard of the subject matter involved in the contract is subject to the standard packing method of original manufacturer and original packing, which shall be complete and sound.

VII. Quality Guarantee

The seller shall ensure that the provided goods are the latest version software produced by ESRI Company, which are fine new and cannot be used, and conform to the quality, specification and performance requirements of the contract. The seller shall be responsible for the appearance defects or damages of goods. Unless otherwise regulated in the contract, in case of above cases, the buyer shall inform the seller within 90 days after receipt of contract goods, and the seller shall be responsible for replacement for free.

VIII. Patent, Intellectual Property and Confidentiality Clauses

1. Both parties agree that manufacturer/producer owns the legal intellectual property of the products, including know-how and others

The intellectual property belongs to manufacturer/producer, while the buyer owns the application right of the purchases products and uses the products according to Master License Agreement;

2. The buyer shall ensure it or the final customer will sign Master License Agreement by ESRI Company.

The Master License Agreement is the annex of the contract and an integral part of the contract.

3. The buyer shall not allocate, transfer or shift software license and technical documents to the third party of it or the final customer without the consent in writing form in advance.

4. The seller shall ensure that the products, services and any parts are free from the accusation of infringement of patent right and trademark right, etc. In case of infringement accusation put forward by the third party, the seller shall communicate with the third party and assume all legal duties and fees arising from this.

IX. Service and Acceptance Standards of Software On-site Installation

According to Annex 2: Technical Specification of Bidding Documents

X. After-sale Technical Support and Services

According to Annex 3: Construction Contents of Hardware Network System and Supporting Software

XI. Software Operation Environmental Requirements

The buyer shall construct hardware environment according to operation requirements of the products of ESRI Company. Refer to Annex 4: Development Contents of Utility Software for details.

XII. Breach Duties and Compensation:

1.	Delayed delivery and compensation;

If the seller fails to deliver goods according to time regulated in the contract (except for factors of force majeure), the buyer will consent to prolong delivery term if the seller agrees to pay the rated losses. The rated looses rate if 0.5% of delayed goods sum for every 7 delayed days (calculated according to 7 days if the number is smaller than 7). However, the rated losses shall not exceed 5% of the delayed goods sum. If the seller cannot deliver goods when the highest sum is reached, the buyer has the right to terminate the contract due to the breach of the seller, while the seller has the responsibilities to pay the above delayed rated losses.

2. Delayed payment and compensation.

If the buyer fails to make the payment, the seller will consent to prolong payment term if the buyer agrees to pay the rated losses. The rated looses rate if 0.5% of delayed payment for every 7 delayed days (calculated according to 7 days if the number is smaller than 7). However, the rated losses shall not exceed 5% of the delayed payment. If the buyer cannot make payment when the highest sum is reached, the seller has the right to terminate the contract due to the breach of the seller, while the buyer has the responsibilities to pay the above delayed rated losses.

XIII. Factors of Force Majeure

After the effectiveness of the contract, in case of force majeure regulated by national laws, which cause failure or delay of the implementation, both parties can terminate the contract and do not have to assume any breach liabilities and legal responsibilities. But both parties shall adopt available remedial measures and shall inform the other party with the fastest method. In case of force majeure arising from postponement of implementation, the responsibilities of the breaching party cannot be exempted. The force majeure of the contract refers to unforeseen, unavoidable and non-overcome objective conditions.

XIV. Applicable Laws and Method of Dispute Settlement

1.	Contract Law of the People’s Republic of China is applicable;

2.	Both parties shall settle any disputes under the contract or involving the contract with direct negotiation method through amiable negotiations.

3.
If both parties fail to settle disputes through amiable negotiations after sixty days, the disputes shall be settled by Beijing Arbitration Committee according to the procedures, which are carried out in Beijin.

4.	The arbitration is final and has bounding forces on both parties. Any court with judicial authorization can push forcible execution of both parties to the contract.

XV. Revision of the Contract

Any modifications to the clauses of the contract shall be signed by both parties.

If written approval of both parties on certain maters is required, contacts or project managers of both parties shall sign it and seal the written form.

When the communication is realized through fax, the fax shall be signed by the contacts or project managers of both parties.

XVI. Effectiveness of the Contract

The annexes of the contract are integral parts of the contract, with equal legal forces with the contract. The contract is in three copies, one for each party. The contract comes into force after signs and seals of representatives of both parties.

Buyer: Beijing PKU Chinafront Technology Co., Ltd

Representative of Buyer:
Date of Sign: 2006.12.25
Seller: ESRI China (Beijing) Limited
Representative of Buyer:
Date of Sign: 2006.12.25

Annexes:

Annex 1: Engineering Bidding Documents

Annex 2: Technical Specification of Bidding Documents

Annex 3: Construction Contents of Hardware Network System and Supporting Software

Annex 4: Development Contents of Utility Software

RenminbiL 1,000,070.00

Final price (Renminbi): 1.000.000.00

Remarks: the exchange ratio from Renminbi to dollar is 1USD=9.70RMB(including value-added tax, import agent service fee, bank fees and customers fees).

Annex 2

Software installation and acceptance

1. Preparation of Installation

The buyer should prepare the work at least two days in advance. The buyer shall appoint engineers to the site of the buyer for software installation within 5 working days upon the installation notice. The buyer shall not open the boxes after the goods reach the site. After the engineers of the buyer reach the site, three parties shall open the boxes together to inspect quality and quantity.

2. Software Installation and Acceptance

 (1) Cargo inspection

Quantity and type of goods shall conform to the contract, and shall not be damaged during the transportation. The materials shall be complete.

In the process of acceptance, If goods are in short, damaged or do not comply with the terms of this contract and the quality standards, seller shall be responsible for supplementation and replace, with all costs assumed by the seller;

Check whether the quantity of the licenses conform to the purchasing quantity; The software listed in the contract shall be installed on site by engineers of the seller and shall be available for normal operation according to requirements of the contract.

(2) Software acceptance criteria

PRODUCT	Software acceptance testing standards
ESRI SOFTWARE
17.ArcGIS Engine Developer Kit
ArcGIS Engine DeveloperKit support in the development environment,it is trne leading ArcGIS Control,Indudes MapContro,PageLayoutControl,TOCControl,ToolbarControl, And editorial operations,( Because the development environment, the loading of different steps, in not going for) For ArcGIS Engine Runtime,DeveloperKit can use applications developed by the successful operation.

18.ArcGIS Engine Runtime	Successful operation can be developed through the application procedures ArcGIS Engine Developer Kit.

19.ArcGIS Server
ArcGIS Server support in the development environment,ArcGIS Server Web application under the new template, editing operation, And the successful visit by the browser,( Developing a different environment, different steps, not going for )

20.AreSDE
1 License manager normal start
0 In ArcSDE server,ArcSDE -use system administrators awaited orders received state recognition”sdemon -ostatus”:
0 Introduction to spatial data can be correctly ArcSDE
1-4 appointments from a software environment can be linked to the AreSDE, Correct reading and spatial data show.

3.Software installation and basic operation of basic training

Engineers installed at the scene seller to the buyer must purchase software products for the operator to install and operate basic training. The time is from half a day to one day.

(1)	Training includes software installation: Software installation of the hardware configuration, software configuration, configuration and installation of a specific operation.

(2)	Training includes basic software:(ArcGIS Engine and ArcGIS Server not included)

ArcSDE use: How to establish a database linking the T, how to create new data, how the data into the existing database to Medium

4.Sign installation and inspection reports

If the buyer equipment failures (power air conditioning, etc.) and environmental equipment do not meet the normal requirements for acceptance testing caused disruption, the buyer should immediately restore the environment equipment

During the installation and acceptance, The engineers responsible for the seller of the goods under a contract to operate and maintain the necessary testing and implementation;

After successful completion of the buyer's inspection confirmed that the buyer and the seller should sign installation of software engineers and inspection reports. to determine which products to buy the site to complete the installation of services;

When the buyer regards that the acceptance is failed and refuses acceptance inspection reports, the buyer shall sign the minute of failure of acceptance together with the engineers of the seller, which shall indicate clear and detailed reasons for failure, existing problems, requirements of the buyer and term of settlement of problems and re-acceptance, and comes into force after signs of three parties. The responsible party shall take charge of consummation of acceptance conditions as soon as possible and re-acceptance. In case of disputes on acceptance of three parties, settle the disputes according to corresponding clauses of the contract. The matters uncovered by the clauses shall be settled through amiable negotiations of three parties.

Annex III

After-sale technical support and services

Software Maintenance

Please refer to the following table. Software maintenance period, Sellers provide free after-sales service, Include free version upgrades and the seller to provide telephone, fax, email, as well as technical support services online su pport form.

	Product	(1) Software maintenance period	(2) Software maintenance period commences days
ESRI SOFTWARE
√	18.AreGIS Engine Developer Kit	One year	Software license issued by the day

√	19. AreGIS Engine Runtime	One year	Software license issued by the day

√	20. AreGIS Server	One year	Consignor days plus 30 days

√	21. AreGIS	One year	Consignor days plus 30 days

After-sale technical support services

•	Standard telephone support

Users of the software in use, from the vendor's technical support departments receive unlimited telephone support. Users can dial technical support telephone, According to suggest Music, Switch to the corresponding products ext, Can be the first time with the help of senior technical

Standard telephone support hours: Monday - Friday 8:30—17:30(Except puholidays) Technical support hotline:(010) 65541618

*E-mail Support

Subscription to the problems encountered in the use of software products made by mail to the technical support dedicated will be E-mail, Technical engineers will promptly reply to the issues raised. E-mail support response time: Monday - Friday 8:30—17:30(Except puholidays) Dedicated technical support hotline:support@esrichina-bj.cn

*Online technical support

Users encounter problems, Sellers can access the online technical support website. http//support.esrishina-bj.cn. Users can be through online technical suppor website: (1) Online submission problems: As the exclusive use of user passwords and user landing,The submitted "on-line technical support".Will be transferred to the corresponding system through technical support engineers, Give timely answers. Users can also "feedback" issues related to the handling and tracking theresults of inquiries. Online technical support hours: Monday - Friday 8:30—17:30(Except puholidays) (2) 24-hour help line: Identify the knowledge base through self-help approach; Find the answer to that question.

•
Remote technical support implementationUsers encounter problems, Sellers can be implemented through the Internet to provide remote technical support (Landing http//www.esrichina-bj.cn’ Online training session). Through this service, Technical support engineers can allow users in the case, Remote users of the inspection system to solve the problems. Remote technical support times: Monday - Friday 8:30—17:30(Except puholidays)

•
Site support Scene with the support of only user-oriented software maintenance; The major problems encountered when users, Technical engineers will make a judgment based on the actual situation, not to support the appeal in the case of services, Send technical engineers site support services.

*Update products services

•	Software maintenance period, the seller has the responsibility to promptly inform the user of software upgrades, The seller should provide free software upgrades and services.

•	Sellers in the same version of software products will provide product irregular patch upgrade, Users can support from the centerline website http://support.esrichina-bj.cnFree download.

*Other services

•	Software maintenance period, ArcGIS Desktop, ArcSDE, ArcGIS Engine,ArcGIS Server users can participate in a free global ESRI users Assembly seats

•
Software maintenance period, Sellers will be regularly sent to all users free of technical publications, Include "China Communications”,”ArcUser” Magazine and “ArcNew” Magazine And regular electronic publications, ESRI product users informed of the latest developments in technology and Dynamic.

* Fault response time

First, User reports, Vendor technical support staff will be back for the first time in the day, and notify the user of the solution to the problem.

Second, According to the complexity of the issues, Vendor technical support staff will soon corresponding solution, Working conditions, Or further decisions, Company or submitted to the U.S. Waiting for the state to answer,Or issue a return, Decisions or solve problems. In such cases, solutions may take a few days or longer.

In addition Client Manager will keep users corresponding to communicate with the users, Resolve p, roblems and progress reports

Annex IV

Software and hardware operating environment requirements

1.
GLS buyer should satisfy the following requirements of the software and hardware environment (Note: The selection of products purchased by the hardware environment). **Matching specific versions and environmental requirements, ESRI system to officially announce the environmental requirements prevail.

(http://support.esri.com)

	Hardware platform choice	Operating System	Memory (M) (Lowest/Recom mendation)	Hard Disk Space (M) (Procedur/Exchange) Or (NTFS/FAT)	Other requirements
		Sun solaris			Differ from as
		HP HP UX			the configuration
		SGI IRIX			Database
AreSDE	Workstation	Linux-Intel Red Hat	1024	3000(Including Database)	**Oracle**S
		HP Tru64			QL
		IBM AIX			server**DB2
	PC	Windows NT/2000/XP/2003	512M	3000(Including database)
AreGIS Engine Developer Kit/ AreGIS Engine Runtime	PC	Windows NT/2000/XP /2003	256/512	Engine 1.02G/1.04G (NTFS/FAT) Runtime 403/405 (NTFS/FAT)
AreGIS Server	PC	Windows NT/2000/XP/2003	256/512		**AreGIS Ser- ver ADF acco- rding to supp- ort the differe- nt platforms and WedSerwer